UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported):  April 12, 2007


                             THE VALSPAR CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                1-3011                  36-2443580
(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)


  1101 THIRD STREET SOUTH, MINNEAPOLIS, MINNESOTA              55415
     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (612) 332-7371


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 12, 2007, The Valspar Corporation, a Delaware corporation (the "Company") entered into an Underwriting Agreement with several underwriters represented by Barclays Capital Inc. and Wachovia Capital Markets, LLC for the sale by the Company of $200,000,000 aggregate principal amount of the Company's 5.625% Notes due 2012 (the "Notes due 2012") and $150,000,000 aggregate principal amount of the Company's 6.050% Notes due 2017 (the "Notes due 2017"). The sale of the Notes due 2012 and the Notes due 2017 (together, the "Notes") was made pursuant to a prospectus dated April 12, 2007 included in the Company's shelf registration statement on Form S-3 (File No. 333-142058), filed with the SEC on April 12, 2007, together with a prospectus supplement dated April 12, 2007 and filed with the SEC on April 12, 2007 (the "Prospectus Supplement").

         The Notes were issued under an indenture (the "Base Indenture"), dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee, as supplemented by a Second Supplemental Indenture, dated as of April 17, 2007, between the Company and the Trustee (the "Supplemental Indenture"). The description of the terms of the Base Indenture, as supplemented by the Supplemental Indenture (as supplemented, the "Indenture"), are incorporated by reference to Item 2.03.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On April 17, 2007, the Company issued $200,000,000 aggregate principal amount of Notes due 2012 and $150,000,000 aggregate principal amount of Notes due 2017, pursuant to the Indenture. The Company intends to use the net proceeds of the Notes and available cash to repay all $350,000,000 of the Company's outstanding 6% Senior Notes due 2007.

         The Notes due 2012 will mature on May 1, 2012 and the Notes due 2017 will mature on May 1, 2017. Interest on the Notes will accrue from April 17, 2007 and will be payable on May 1 and November 1 of each year, beginning November 1, 2007. The Notes are unsecured and unsubordinated obligations and rank equally with all of the other unsecured and unsubordinated debt of the Company outstanding from time to time.

         The Company may redeem the Notes prior to maturity at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; and (ii) the "make-whole amount" as defined in the Supplemental Indenture, plus, in each case, accrued interest to, but not including, the redemption date. If the Company experiences a "change of control repurchase event" (which is defined in the Supplemental Indenture and involves a change in control and related rating of the Notes below investment grade), the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

         The Indenture contains certain covenants. These covenants restrict the Company's ability to incur debt secured by liens or engage in certain sale-leaseback transactions. These covenants are, however, subject to significant exceptions. The Company is also subject to a covenant concerning consolidations, mergers and transfers of substantially all of the Company's property and assets.

      Terms of the Indenture and the Notes are more fully described in the section of the Prospectus Supplement entitled "Description of the Notes". The description above is a summary and is qualified in its entirety by the Base Indenture and Supplemental Indenture, filed in incorporated herewith as Exhibits
4.1 and 4.2 respectively and incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

            1.1 Underwriting Agreement, dated April 12, 2007, among the Company and several underwriters represented by Barclays Capital Inc. and Wachovia Capital Markets, LLC

            4.1 Indenture dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee (as successor to Bank One Trust Company, N.A.), as trustee (incorporated by reference to
                  Exhibit 4(b) to the registrant's Form 10-K for the year ended October 25, 2002)

            4.2 Second Supplemental Indenture, dated as of April 17, 2007, to Indenture dated as of April 24, 2002, between the Company and The Bank of New York Trust Company, N.A.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             THE VALSPAR CORPORATION



Dated:  April 18, 2007                       /s/ Rolf Engh
                                             -------------------------------
                                             Name:  Rolf Engh
                                             Title: Secretary